Exhibit 10.1

THIRD AMENDMENT

TO THE

TELEPHONE AND DATA SYSTEMS, INC.

2004 LONG-TERM INCENTIVE PLAN

WHEREAS, Telephone and Data Systems, Inc., a Delaware corporation (the “Corporation”) has adopted and maintains the Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan (the “Plan”) for the benefit of certain employees;

WHEREAS, pursuant to Section 8.2 of the Plan, the Board of Directors of the Corporation (the “Board”) may amend the Plan as it deems advisable, subject to any requirement of shareholder approval;

WHEREAS, the Board desires to amend the Plan (i) to comply with requirements of section 409A of the Internal Revenue Code of 1986, as amended, which governs the taxation of nonqualified deferred compensation arrangements and (ii) in certain other minor respects; and

WHEREAS, such amendments to the Plan are not material and are not required to be submitted for approval by shareholders of the Corporation.

NOW, THEREFORE, BE IT RESOLVED, that effective as of January 1, 2009, the Plan hereby is amended as follows:

1.             Article II hereby is amended to insert the following new Section 2.1 therein, and to renumber the Plan’s sections and section references accordingly:

2.1           “Account Balance Plan” shall mean an “account balance plan” within the meaning of Treasury Regulation §1.409A-1(c)(2)(i)(A) (whether elective or non-elective in nature) maintained by an Employer or any affiliate thereof.  “Affiliate” for this purpose shall mean (i) a corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer or (ii) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer.  An Account Balance Plan shall include, without limitation, (i) the deferral program set forth in Article VII, (ii) the interest-bearing deferral arrangements maintained by the Company and TDS Telecommunications Corporation; (iii) the Company’s Supplemental Executive Retirement Plan; (iv) the United States Cellular Corporation Executive Deferred Compensation Interest Account Plan and (v) the deferral arrangement maintained by United States Cellular Corporation under its Long-Term Incentive Plan.

2.             Section 2.15 (as renumbered by this Third Amendment) hereby is amended in its entirety to read as follows:

2.15         “Distributable Balance” shall mean the portion of an employee’s Deferred Compensation Account that is nonforfeitable.

3.             Article II hereby is amended to insert the following new Section 2.24 therein, and to renumber the Plan’s sections and section references accordingly:

2.24         “Newly Eligible Employee” shall mean an employee who (i) newly is eligible to participate in the deferral program set forth in Article VII and (ii) was not, at any time during the 24-month period ending on the date on which he or she became eligible to participate in such deferral program, eligible to participate in an Account Balance Plan (irrespective of whether such employee in fact elected to participate in such plan).  For this purpose, an employee is not eligible to participate in an Account Balance Plan solely on account of the accrual of interest or earnings on amounts previously deferred thereunder.

4.             Section 2.26 (as renumbered by this Third Amendment) hereby is amended to add the phrase “or by the By-Laws of the Employer” at the end thereof.

5.             The last sentence of Section 2.27 (as renumbered by this Third Amendment) hereby is amended to read as follows:

Subject to (i) section 162(m) of the Code with respect to an award that is intended to be qualified performance-based compensation and (ii) section 409A of the Code with respect to an award that is subject thereto, the Committee, in its sole discretion, may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

6.             Section 2.36 (as renumbered by this Third Amendment) hereby is amended to read as follows:

2.36         “Restricted Stock Unit” shall mean a right which entitles the holder thereof to receive, upon termination of the Restriction Period, a share of Stock or cash equal to the Fair Market Value of a share of Stock on the date that the Restriction Period terminates.

7.             Section 2.40 (as renumbered by this Third Amendment) hereby is amended to delete therefrom the parenthetical “(which may be Restricted Stock)”.

8.             Article II hereby is amended to insert the following new Section 2.41 therein, and to renumber the Plan’s sections and section references accordingly:

2.41         “Separation from Service” shall mean a termination of employment with the Employers and their affiliates within the meaning of Treasury Regulation §1.409A-1(h) (without regard to any permissible alternative definition thereunder).  “Affiliate” for this purpose shall mean (i) a corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer or (ii) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, but in each case substituting a 50% ownership level for the 80% ownership level specified therein.

9.             Article II hereby is amended to insert the following new Section 2.44 therein, and to renumber the Plan’s sections and section references accordingly:

2.44         “Specified Employee” shall have the meaning set forth in the “Section 409A Specified Employee Policy of Telephone and Data Systems, Inc. and its Affiliates,” which policy hereby is incorporated herein by reference.

10.           Section 2.45 (as renumbered by this Third Amendment) hereby is amended (i) to replace the phrase “equity security” set forth therein with the phrase “capital stock of any class”, (ii) to delete the phrase “Stock Option” set forth therein and (iii) to insert the phrase “Special Common Stock,” immediately prior to the phrase “Cellular Group Stock” the second time that it appears therein.

11.           Article II hereby is amended to insert the following new Section 2.49, and to renumber the Plan’s sections and section references accordingly:

2.49         “Unforeseeable Emergency” shall mean a severe financial hardship to an employee resulting from (i) an illness or accident of the employee, the employee’s spouse, or the employee’s dependent (as defined in section 152 of the Code, without regard to sections 152(b)(1), (b)(2) and (d)(1)(B)), (ii) the loss of the employee’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, irrespective of whether caused by a natural disaster), or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the employee.  Examples of what may be considered to be “Unforeseeable Emergencies” include (a) the imminent foreclosure of or eviction from an employee’s primary residence, (b) the need to pay for medical expenses, including non-refundable deductibles and the cost of prescription drug medication and (c) the need to pay for funeral expenses of the employee’s spouse or dependent.  With limited exception, an “Unforeseeable Emergency” does not include the need to send an employee’s child to college or the desire to purchase a home.

12.           The first sentence of the second paragraph of Section 3.2(a) hereby is amended to add the phrase “and to the extent permitted under section 409A of the Code and regulations promulgated thereunder in the case of an award that is “deferred compensation” within the meaning thereof,” immediately after the phrase “subject to the requirements imposed under section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation,”.

13.           The first sentence of Section 4.1(a) hereby is amended to read as follows:

The Committee may, in its discretion, grant options to purchase shares of Stock to such employees as may be selected by the Committee; provided, however, that an employee of an Affiliate may be granted an option to purchase shares of Stock only if the Stock qualifies, with respect to the employee, as “service recipient stock” within the meaning set forth in section 409A of the Code.

14.           The first sentence of Section 4.1(b) hereby is amended to replace the phrase “an Incentive Stock Option” the first time that it appears therein with the phrase “a Stock Option”.

15.           The first sentence of Section 4.2(a) hereby is amended to read as follows:

The Committee may, in its discretion, grant SARs to such employees as may be selected by the Committee; provided, however, that an employee of an Affiliate may be granted an SAR only if the underlying Stock qualifies, with respect to the employee, as “service recipient stock” within the meaning set forth in section 409A of the Code.

16.           Section 4.2(c) hereby is amended (i) to delete the parenthetical “(including shares of Restricted Stock)” set forth in the first sentence thereof, (ii) to delete the sixth sentence thereof in its entirety and (iii) to delete the phrase “including Restricted Stock,” set forth in the last sentence thereof.

17.           The last sentence of Section 5.3 hereby is amended to replace the phrase “Company’s right to require” set forth therein with the phrase “employee’s timely”.

18.           Sections 7.1 and 7.2 hereby are amended in their entirety to read as follows:

7.1           Annual Bonus Deferral.  The Committee may, in its discretion, permit an employee selected by the Committee to make an irrevocable election (i) not to receive currently any whole percentage of his gross annual bonus payment and (ii) to have an amount equal to such percentage credited to the employee’s Deferred Compensation Account (such election, a “deferral election”); provided, however, that the amount subject to such deferral election with respect to any Bonus Year shall not exceed $400,000.  An employee’s deferral election shall be made on or before the last day of the calendar year immediately preceding the Bonus Year.  Notwithstanding the preceding sentence, if permitted by the Company, a Newly Eligible Employee may make a deferral election with respect to a Bonus Year within thirty (30) days following the date that the employee becomes eligible to make the deferral; provided, however, that such deferral election shall apply solely to that portion of the Newly Eligible Employee’s annual bonus equal to the total annual bonus multiplied by the ratio of the number of days remaining in the Bonus Year after the date of the deferral election over the total number of days in the Bonus Year.  Annual bonus amounts credited to the employee’s Deferred Compensation Account pursuant to this Section 7.1 (as adjusted for deemed investment returns pursuant to Section 7.3) shall be 100% vested at all times.

7.2           Employer Match Awards.  (a)  In General.  At the time the Committee selects an employee for participation in the Plan pursuant to Section 7.1, the Committee may also decide that such an employee is eligible for an Employer Match Award.  Employer Match Awards shall be subject to the terms and conditions set forth in this Section 7.2 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.  As of the date on which an amount (the “deferred amount”) is credited to an employee’s Deferred Compensation Account pursuant to Section 7.1, there also shall be credited to the employee’s Deferred Compensation Account an Employer Match Award equal to a percentage of such deferred amount specified by the Committee not in excess of 33 1/3%.

(b)  Vesting of Employer Match Award.  One-third of the Employer Match Award so credited to the employee’s Deferred Compensation Account pursuant to this Section 7.2 (as adjusted for deemed investment returns pursuant to Section 7.3) shall become nonforfeitable on each of the first three anniversaries of the last day of the Bonus Year, provided that the employee remains continuously employed by an Employer or an Affiliate until such date and the related annual bonus amount credited to his Deferred Compensation Account has not been withdrawn or distributed before such date; provided further, however, that if the employee experiences a Separation from Service by reason of his Disability or death, all Employer Match Awards (as adjusted for deemed investment returns pursuant to Section 7.3) credited to the employee’s Deferred Compensation Account, to the extent not forfeited previously, shall become nonforfeitable as of the date of such Separation from Service.  Any Employer Match Award that is forfeitable as of the date that the employees experiences a Separation from Service, or as of the date that the related annual bonus amount is withdrawn or distributed, shall be forfeited as of the date of such Separation from Service, withdrawal or distribution.  Notwithstanding the foregoing provisions of this Section 7.2(b) or any other provision herein to the contrary, if an employee experiences a Separation from Service on account of such employee’s negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, as determined by the Company in its sole discretion, then any Employer Match Award shall be forfeited on the date that the employee experiences a Separation from Service, unless such Employer Match Award is forfeited earlier pursuant to Section 8.10.  Any Employer Match Awards and any deemed investment returns credited to an employee’s Deferred Compensation Account shall be an expense allocated to the employee’s Employer for the related Bonus Year.

19.           Sections 7.4 and 7.5 hereby are amended in their entirety to read as follows:

7.4           Payment of Deferred Compensation Account.  An employee’s Distributable Balance shall be paid in a lump sum during the seventh calendar month following the calendar month during which the employee experiences a Separation from Service; provided, however, that an employee may irrevocably elect, at the time that the employee makes the deferral election pursuant to Section 7.1, to receive the employee’s Distributable Balance in a lump sum at an earlier date specified by the employee that is at least three calendar years after the calendar year during which the employee’s deferral election is made.  All payments of deferred compensation hereunder will be made in whole shares of Stock, and cash equal to the Fair Market Value of any fractional share.  Notwithstanding the foregoing, if an employee dies before the employee’s entire Distributable Balance has been paid, then within sixty (60) days following the employee’s death the Company shall pay the remainder of the Distributable Balance to the employee’s beneficiary designated pursuant to Section 8.4.

7.5           Unforeseeable Emergency Withdrawals.  Upon written request by an employee (other than an employee who has experienced a Separation from Service) whom the Committee determines has suffered an Unforeseeable Emergency, the Committee may direct payment to the employee of all or any portion of the employee’s Distributable Balance.  An employee who has experienced a Separation from Service shall not be eligible to receive a withdrawal hereunder due to Unforeseeable Emergency.  The circumstances that shall constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any event, payment shall not exceed an amount reasonably necessary to satisfy such emergency plus amounts necessary to pay taxes and penalties reasonably anticipated as a result of such payment after taking into account the extent to which such emergency is or may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the employee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under any Account Balance Plan.  In the event that the Committee approves a withdrawal of all or a portion of the employee’s Distributable Balance due to an Unforeseeable Emergency, payment shall be made to the employee in a lump sum as soon as practicable following such approval, but in no event later than sixty (60) days after the occurrence of the Unforeseeable Emergency.

If an employee receives, either hereunder or from any other nonqualified deferred compensation arrangement maintained by an Employer or Affiliate, a withdrawal on account of the employee’s Unforeseeable Emergency, any deferral election by the employee in effect under this Article VII shall be cancelled, effective as of the date of such withdrawal.

20.           Article VII hereby is amended to add the following new section 7.6 thereto:

7.6           Application.  The provisions of this Article VII shall apply solely with respect to the portion of an employee’s Deferred Compensation Account that is subject to section 409A of the Code.  The portion of an employee’s Deferred Compensation Account that is not subject to section 409A of the Code shall not be subject to the provisions of this Article VII and instead shall be subject to the terms of the Plan as in effect at the time of the deferral of the compensation and the Agreement applicable thereto.

21.           The first sentence of Section 8.2 hereby is amended to read as follows:

The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval under applicable law; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of any class of Stock available for issuance under the Plan (except as provided in Section 8.8) or (b) with respect to any Incentive Stock Option which shall have been granted under the Plan, effect any change inconsistent with section 422 of the Code.

22.           Section 8.5 hereby is amended in its entirety to read as follows:

8.5           Transferability.  No Incentive Stock Option shall be transferable other than to a beneficiary determined pursuant to Section 8.4.  No Restricted Stock Unit Award, Performance Share Award or Deferred Compensation Account shall be transferable other than (a) to a beneficiary determined pursuant to Section 8.4 or (b) pursuant to a court order entered in connection with a dissolution of marriage or child support.  No other award under the Plan shall be transferable other than (a) to a beneficiary determined pursuant to Section 8.4, (b) pursuant to a court order entered in connection with a dissolution of marriage or child support, or (c) to the extent permitted under (i) securities laws relating to the registration of securities subject to employee benefit plans and (ii) the Agreement evidencing the grant of such award, by transfer to a Permitted Transferee.

Except as permitted by the preceding provisions of this Section 8.5, no award under the Plan or Deferred Compensation Account balance may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any such attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award or Deferred Compensation Account balance, such award and all rights thereunder shall immediately become null and void and any Employer Match Awards credited to such Deferred Compensation Account shall be forfeited.

23.           Section 8.8 hereby is amended (i) to delete from the last sentence thereof the phrase “vesting, exercise or” the first time that it appears therein, (ii) to replace the phrase “settlement date” set forth in the last sentence thereof with the phrase “other date that the award becomes payable,” and (iii) to add the following new sentence at the end thereof:

Any adjustment pursuant to this Section 8.8 shall be made in compliance with the requirements of section 409A of the Code (to the extent applicable thereto), including without limitation, with respect to Stock Options and SARs, the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D).

24.           The first sentence of Section 8.9(a) hereby is amended to read as follows:

Notwithstanding any other provision of the Plan or any provision of any agreement, in the event of a Change in Control, (i) any outstanding Restricted Stock Awards shall become nonforfeitable and the Restriction Periods applicable thereto shall lapse, (ii) any outstanding Restricted Stock Unit Awards and Performance Share Awards shall become nonforfeitable, (iii) to the extent permissible under section 409A of the Code, any Restriction Periods applicable to outstanding Restricted Stock Unit Awards shall lapse; (iv) to the extent permissible under section 409A of the Code, any Performance Periods applicable to outstanding Performance Share Awards shall lapse; (v) any Performance Measures applicable to outstanding Performance Share Awards, Restricted Stock Awards or Restricted Stock Unit Awards (if any) shall be deemed to be satisfied at the target level, (vi) all outstanding options or SARs shall become immediately exercisable in full and (vii) all amounts deemed to be held in Deferred Compensation Accounts shall become nonforfeitable.

25.           Section 8.9(a) hereby is amended further to add the following new sentence at the end thereof:

Any substitution with respect to an outstanding award hereunder upon a Change in Control shall be undertaken in compliance with the requirements of section 409A of the Code, to the extent applicable to such award.

26.           Article VIII hereby is amended to add the following new Section 8.16 thereto:

8.16         Compliance with Section 409A of the Code.  It is intended that the Plan comply with the provisions of section 409A of the Code, to the extent applicable thereto.  The Plan shall be administered and interpreted in a manner consistent with this intent.  Notwithstanding the foregoing, no particular tax result for an employee with respect to any income recognized by the employee in connection with the Plan is guaranteed under the Plan, and the employee solely shall be responsible for any taxes, interest, penalties or other amounts imposed on the employee in connection with the Plan.

* * * * * *

IN WITNESS WHEREOF, the undersigned has executed this Third Amendment as of this                      day of December, 2008.

TELEPHONE AND DATA SYSTEMS, INC.

By:

Its:

SIGNATURE PAGE TO

THIRD AMENDMENT TO

TELEPHONE AND DATA SYSTEMS, INC.

2004 LONG-TERM INCENTIVE PLAN